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                                                                  (513) 723-4000




                                  June 13, 1996



Board of Directors
Foundation Bancorp, Inc.
25 Garfield Place
Cincinnati, Ohio 45202

Dear Ladies and Gentleman:

               We are familiar with the proceedings taken and proposed to be taken by Foundation Bancorp, Inc. (the "Holding Company") in connection with the issuance and sale by the Holding Company of up to 462,875 of its common shares, without par value (the "Common Shares"). The Common Shares are being offered by the Holding Company in connection with the conversion of Foundation Savings Bank ("Foundation") from a mutual savings and loan association to a permanent capital stock savings and loan association incorporated under the laws of the State of Ohio (the "Conversion").

               The Holding Company has been incorporated at the direction of Foundation for the purpose of purchasing all of the capital stock to be issued by Foundation in connection with the Conversion. We have assisted Foundation with matters related to the incorporation and organization of the Holding Company. In addition, we have collaborated in the preparation of the Registration Statement on Form S-1 (the "Registration Statement") to be filed by the Holding Company with the Securities and Exchange Commission for the registration of the Common Shares under the Securities Act of 1933, as amended. In connection therewith, we have examined, among other things, such records and documents as we have deemed necessary in order to express the opinions hereinafter set forth.

               Based upon the foregoing, we are of the opinion that the Holding Company is a duly organized and legally existing corporation under the laws of the State of Ohio. Assuming compliance with applicable federal and state securities laws,

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Board of Directors
June 13, 1996
Page 2


we are also of the opinion that the Common Shares, when purchase orders have been accepted and the purchase price for the Common Shares has been paid in money as specified in the Registration Statement when it shall become effective, will be validly issued and outstanding, fully paid and non-assessable. Notwithstanding the foregoing, until payments are received by the Holding Company from the Foundation Bancorp, Inc. Employee Stock Ownership Plan (the "ESOP") in accordance with the terms of a loan agreement to be entered into by and between the Holding Company and the ESOP, shares for which payment in money has not been received will not be fully paid and non-assessable.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included therein.

                                        Very truly yours,



                                        Vorys, Sater, Seymour and Pease